UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 8, 2016

j2 Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	47-1053457 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California 90028
(Address of principal executive offices)

(323) 860-9200
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On June 8, 2016, at approximately 2:00 p.m. Eastern Time, R. Scott Turicchi, the President and Chief Financial Officer of j2 Global, Inc. (the "Company"), will present at Baird's 2016 Global Consumer Technology & Services Conference.  A Webcast of the presentation is available at http://wsw.com/webcast/baird45/jcom/.

On June 15, 2016, at approximately 8:40 a.m. Central Time, Mr. Turicchi will present at the William Blair & Company 2016 Growth Stock Conference.  A Webcast of the presentation is available at http://wsw.com/webcast/blair51/jcom/.

As part of the presentations, the Company is reaffirming its previously issued financial estimates for fiscal 2016 of revenues between $830 and $860 million and Adjusted Non-GAAP earnings per diluted share of between $4.70 and $5.00.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act").  Such forward-looking statements are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in such statements.  Such forward-looking statements are based on management's expectations or beliefs as of June 8, 2016.  Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond the Company's control and are described in the Company's Annual Report on Form 10-K filed by the Company on February 29, 2016 with the Securities and Exchange Commission (the "SEC") and the other reports the Company files from time to time with the SEC.  The Company undertakes no obligation to revise or publicly release any updates to such statements based on future information or actual results.

Note: The information in this Item 7.01 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global, Inc. (Registrant)

Date: June 8, 2016	By:	/s/ Jeremy Rossen
Jeremy Rossen Vice President, General Counsel